Exhibit 10.4
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into this 12th day of April, 2010 by and between HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Landlord") and SKECHERS U.S.A., INC., a Delaware corporation (“Tenant”).
RECITALS
     A. HF LOGISTICS I, LLC, a Delaware limited liability company and Tenant entered into that certain Lease Agreement dated September 25, 2007 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated December 18, 2009 (the “First Amendment”, and collectively, the “Lease”) pursuant to which HF LOGISTICS I, LLC leased to Tenant certain premises situated at the northwest corner of Theodore Street and Eucalyptus Avenue in Moreno Valley, California, as more fully described therein.
     B. HF Logistics I, LLC has assigned all of its right, title and interest as landlord under the Lease to Landlord, and Landlord has assumed the obligations of HF Logistics I, LLC, as landlord under the Lease.
     C. The parties desire to further amend the Lease.
     NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. The definition “Premises” as defined on page 1 of the Original Lease and modified in Section 4 of the First Amendment shall mean:
“The Building, together with the parking areas, landscaped areas and other areas consisting of approximately 82.59 acres of land situated at the NWC of Theodore Street and Eucalyptus Avenue in Moreno Valley (Rancho Belago), California, as shown on the draft of Parcel Map No. 35629 attached to this Second Amendment as “Exhibit “A” (Revised)”.”
     For clarification, the approximately 22.37 acres shown on Exhibit “A” (Revised) attached hereto (which area is identified as Parcel 2), which area comprises the “Expansion Area”, is not included within the definition of “Premises”.
     Notwithstanding the foregoing, it is agreed that until the recordation of a final parcel map, the Premises and the Expansion Area have been established by lot line adjustments, and that accordingly the acreage and dimensions thereof may not be exactly the same as set forth on Exhibit A (Revised). However, Landlord represents and warrants to Tenant that the acreage and dimensions thereof will be substantially the same, and that any discrepancies will not materially impact the rights or obligations of Tenant or Landlord under the Lease.

     2. The Final Plans (as originally defined in Addendum 2 Paragraph 1 of the Lease) shall be the Plans and Specifications transmitted by HF Logistics I, LLC to Tenant (by “You Send It”) on January 29, 2010.
     3. Tenant acknowledges that title to the Expansion Area is or will be held by HF Logistics-SKX T2, LLC, a Delaware limited liability company (“T2”), which is an affiliate of Landlord. In the event that Tenant timely exercises its right to the Expansion Area pursuant to the Lease, T2 agrees to immediately convey its interest in the Expansion Area to Landlord; provided, however, if (x) the Premises are encumbered by a deed of trust at the time Tenant exercises its expansion option and the beneficiary thereunder will not either finance the construction of the Expansion Building or consent to the Expansion Area being encumbered by a new construction loan (or if the ownership of the Expansion Area by T1 will otherwise impede obtaining construction financing for the construction of the Expansion Building), or (y) the Premises have been taken by foreclosure or a transaction in lieu thereof, then T2 shall retain the Expansion Area, Tenant and T2 shall enter into a new lease on the same terms and conditions as would have applied to the Expansion Area pursuant to the Lease, and the Expansion Area shall be deemed removed from the Lease.
     4. Tenant acknowledges that the Base Rent under the Lease is Nine Hundred Thirty-Three Thousand Eight Hundred Ninety-Four and 44/100 Dollars ($933,894.44) per month, but that it has prepaid only the amount of Six Hundred Seventy-Nine Thousand Five Hundred Forty Dollars ($679,540). The differential (being Two Hundred Fifty-Four Thousand Three Hundred Fifty-Four Dollars ($254,354)) shall be paid by Tenant to Landlord no later than the Commencement Date (as defined in the Lease).
     5. Capitalized terms used in this Second Amendment shall have the same meanings as set forth in the Lease, unless a different definition is set forth herein.
     6. Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

“LANDLORD”		“TENANT”

HF LOGISTICS I, LLC, a Delaware		SKECHERS U.S.A., INC., a Delaware
limited liability company		corporation

By	/s/ Iddo Benzeevi	By	/s/ David Weinberg
	Iddo Benzeevi, President and		David Weinberg, Chief Operating Officer
Chief Executive Officer

HF Logistics-SKX T2, LLC, a Delaware limited liability company, hereby joins in the execution of this Second Amendment to confirm its obligation to be bound by the provisions of the Lease insofar as they relate to the Expansion Area and Tenant’s expansion option regarding the same.

HF LOGISTICS-SKX T2, LLC, a Delaware
limited liability company

By: HF LOGISTICS SKX, LLC, a Delaware
limited liability company, its sole
member

By:	HF LOGISTICS I, LLC, a
Delaware limited liability
company, its managing member

By /s/ Iddo Beenzeevi

Iddo Benzeevi, President and
Chief Executive Officer

By:	SKECHERS R.B., LLC, a
Delaware limited liability
company, its managing member

By: SKECHERS U.S.A., Inc., a
Delaware limited liability
company, its sole member

By /s/ David Weinberg

David Weinberg, Chief
Operating Officer

EXHIBIT “A”
(REVISED)
SITE PLAN